N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows


Evergreen California Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		12,098		0.0007		11,128,980	1.00
Class S		148,197		0.0003		404,186,080	1.00
Class I		8,539		0.0019		18,096,461	1.00


Evergreen Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		34,057		0.0000		1,047,408,041	1.00
Class B		1,305		0.0000		47,781,632   	1.00
Class C		909		0.0000		30,344,777   	1.00
Class S		51,501		0.0000		1,220,060,629   1.00
Class I		18,239		0.0000		633,667,364   	1.00


Evergreen Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		232,959		0.0008		149,161,646	1.00
Class S		1,215,598	0.0003		3,527,021,800	1.00
Class I		527,274		0.0020		154,409,684	1.00


Evergreen New Jersey Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A	 	31,931	 	0.0009		19,846,874	1.00
Class S		70,567		0.0003		213,166,244	1.00
Class I		26,602		0.0020		10,675,545	1.00



Evergreen New York Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		8,072		0.0004		18,215,662	1.00
Class S		124,722		0.0003		404,151,935	1.00
Class I		21,512		0.0014		9,772,842	1.00


Evergreen Pennsylvania Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		37,643		0.0012		4,525,427	1.00
Class S		62,350		0.0004		157,250,543	1.00
Class I		177,820		0.0023		30,092,031	1.00


Evergreen Treasury Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		25,041   	0.0002		148,142,646	1.00
Class S		67,105  	0.0002		189,931,985	1.00
Class I		103,065   	0.0002		528,047,382	1.00